                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              ------------------
                          Bryn Mawr Bank Corporation
                          --------------------------
            (Exact name of registrant as specified in its charter)

Pennsylvania                                         23-243056
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

                             801 Lancaster Avenue
                          Bryn Mawr, PA   19010-3396
              (Address of principal executive offices) (Zip Code)

                          Bryn Mawr Bank Corporation
                            1998 Stock Option Plan
                             (Full title of Plan)
                              ------------------
                             Samuel C. Wasson, Jr.
                                   Secretary
                          Bryn Mawr Bank Corporation
                             801 Lancaster Avenue
                          Bryn Mawr, PA   19010-3396
                    (Name and address of agent for service)
                                (610) 525-1700
         (Telephone number, including area code, of agent for service)
                        CALCULATION OF REGISTRATION FEE

PROPOSED           PROPOSED
MAXIMUM             MAXIMUM
   TITLE OF         AMOUNT      OFFERING  AGGREGATE   AMOUNT OF
 SECURITIES TO       TO BE       PRICE    OFFERING   REGISTRATION
 BE REGISTERED   REGISTERED/1/  PER UNIT    PRICE        FEE

-----------------------------------------------------------------

Common Stock        108,803      $49.875  5,426,550  1,600.83

Par value          $   1.00
-----------------------------------------------------------------

--------------------------
/1/    Pursuant to Rule 416(a) under the Securities Act of 1933, this
Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Registrant is increased by stock split, reclassification, stock dividend and the like.

/2/    On June 19, 1998, the average of the bid and asked prices of the Commons
Stock of the Registrant was $_____ per share. The registration fee is computed in accordance with Securities and Exchange Commission Rule 457(h) and (c).

/3/    Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) and (c) of the Securities and Exchange Commission on the basis of the price at which the options may be exercised.

                                     PART 1
                                     ------

Item 1.  Plan Information
-------------------------


     A Prospectus setting forth the information required by Part 1 of Form S-8 will be sent or given to Plan participants as specified by Rule 428(b)(1).


Item 2.  Registrant Information and Employee Plan Annual Information
--------------------------------------------------------------------


     The documents incorporated by reference in Item 3 of Part II of this Form S-8 are incorporated by reference in the Section 10(a) prospectus relating to this registration statement. The foregoing document and all other documents required to be delivered to eligible directors and employees pursuant to Rule 428(b) are available without charge, upon written or oral request to Samuel C. Wasson, Jr., Corporate Secretary, Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396; telephone number: (610) 525-1700.


                                    PART II
                                    -------


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
------------------------------------------------


     The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference by the registrant and the Plan in this registration statement:

     (a) The registrant's annual report on Form 10-K for the year ended December 31, 1997;

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1997 including, without limitation, the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998; and

     (c) The description of the registrant's common stock contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.


Item 4.  Description of Securities
----------------------------------


     Not Applicable


Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------


     Not Applicable


Item 6.  Indemnification of Directors and Officers
--------------------------------------------------


     The Pennsylvania Business Corporation Law of 1988 (the "1988 BCL") permits, and Article VIII of the registrant's By-Laws provides for, indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (including an action by or in the right of the registrant) whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant or serving at the request of the registrant in certain other capacities, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the registrant for indemnification payments made to its directors and officers for certain liabilities.


Item 7.  Exemption from Registration Claimed
--------------------------------------------


     Not Applicable


Item 8.  Exhibits
-----------------


     Exhibit Number      Document Description
     --------------      --------------------


          4 Bryn Mawr Bank Corporation 1998 Stock Option Plan filed as Exhibit A to the Registrant's 1998 Proxy Statement is incorporated herein by reference.

          5         Opinion and Consent of Monteverde, McAlee, FitzPatrick,
                    Tanker & Hurd

          23.1      Consent of Independent Accountants

          23.2 Consent of Monteverde, McAlee, FitzPatrick, Tanker & Hurd included in Exhibit 5


Item 9.  Undertakings
---------------------


     (a)  The registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


               (i)  To include any prospectus required by Section

10(a)(3) of the Securities Act of 1933;


               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressly in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.


                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bryn Mawr, Pennsylvania, on the 19th day of June, 1998.


                              BRYN MAWR BANK CORPORATION

                                  /s/ Joseph W. Rebl
Date:  June 19, 1998          BY:_________________________
                                    Joseph W. Rebl
                              (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                       Title                            Date
---------                       -----                            ----

/s/ Robert L. Stevens
________________________   President, Chief Executive           6/19/98
Robert L. Stevens          Officer and Director


/s/ Joseph W. Rebl
________________________   Senior Vice President and            6/19/98
Joseph W. Rebl             Treasurer (Principal Accounting
                           Officer)

/s/ Darrell J. Bell
________________________   Director                             6/19/98
Darrell J. Bell


/s/ Richard B. Cuff
________________________   Director                             6/19/98
Richard B. Cuff


/s/ Warren W. Deakins
________________________   Director                             6/19/98
Warren W. Deakins


________________________   Director
John D. Firestone


/s/ William Harral, III
________________________   Director                             6/19/98
William Harral, III


________________________   Director
Peter H. Havens


/s/ Wendell F. Holland
________________________   Director                             6/19/98
Wendell F. Holland


/s/ Sherman R. Reed, 3rd
________________________   Director                             6/19/98
Sherman R. Reed, 3rd


/s/ Phyllis M. Shea
________________________   Director                             6/19/98
Phyllis M. Shea

Signature                           Title                             Date
---------                           -----                             ----


/s/ B. Loyall Taylor, Jr.
_________________________        Director                            6/19/98
B. Loyall Taylor, Jr.


/s/ Samuel C. Wasson, Jr.
_________________________        Director                            6/19/98
Samuel C. Wasson, Jr.


______________________           Director
Thomas A. Williams

                               INDEX TO EXHIBITS


                                                             Page No. in
                                                             Sequentially
                                                               Numbered
                                                             Registration
Exhibit No.              Exhibits                             Statement
-----------              --------                           -------------


Exhibit 4           Bryn Mawr Bank Corporation 1998
                    Stock Option Plan filed as Exhibit
                    A to the Registrant's 1998 Proxy               *
                    Statement is incorporated herein
                    by reference.

Exhibit 5           Opinion of Monteverde, McAlee
                    FitzPatrick, Tanker & Hurd
                    regarding legality of securities             13-14
                    being registered

Exhibit 23.1        Consent of Independent Accountants

Exhibit 23.2        Consent of Monteverde, McAlee,
                    FitzPatrick, Tanker & Hurd
                    included as part of Exhibit 5


* Previously Filed